Exhibit 99.2

Supplemental Financial Information
For the three months ended March 31, 2016

The Macerich Company

Supplemental Financial and Operating Information

        All information included in this supplemental financial package is unaudited, unless otherwise indicated.

        This Supplemental Financial Information should be read in connection with the Company's first quarter 2016 earnings announcement (included as Exhibit 99.1 of the Company's Current Report on 8-K, event date May 3, 2016) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Financial Information.

The Macerich Company
Supplemental Financial and Operating Information
Overview

        The Macerich Company (the "Company") is involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community/power shopping centers located throughout the United States. The Company is the sole general partner of, and owns a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the "Operating Partnership").

        As of March 31, 2016, the Operating Partnership owned or had an ownership interest in 52 regional shopping centers and seven community/power shopping centers aggregating approximately 56 million square feet of gross leasable area ("GLA").

        The Company sold one regional shopping center, Capitola Mall, on April 13, 2016. Consequently, Capitola Mall has been excluded from all Non-GAAP operating data for the period ended March 31, 2016, including Sales per square foot, Occupancy, Average Base Rent per square foot and Cost of Occupancy as well as the Property Listing.

        The Company is working with the loan servicer for Flagstaff Mall, which is expected to result in a transition of the asset to the loan servicer or a receiver. Consequently, Flagstaff Mall has been excluded from all Non-GAAP operating data for the periods ended March 31, 2016 and December 31, 2015, including Sales per square foot, Occupancy, Average Base Rent per square foot and Cost of Occupancy as well as the Property Listing.

        Excluding both Capitola Mall and Flagstaff Mall, the Company currently owns 50 regional shopping centers and 7 community/power centers aggregating approximately 55 million square feet. These 57 centers (which include any related office space) are referred to hereinafter as the "Centers", unless the context requires otherwise.

        The Company is a self-administered and self-managed real estate investment trust ("REIT") and conducts all of its operations through the Operating Partnership and the Company's management companies (collectively, the "Management Companies").

        All references to the Company in this Exhibit include the Company, those entities owned or controlled by the Company and predecessors of the Company, unless the context indicates otherwise.

        This document contains information constituting forward-looking statements and includes expectations regarding the Company's future operational results as well as development, redevelopment and expansion activities. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing, operating expenses, and competition; adverse changes in the real estate markets, including the liquidity of real estate investments; and risks of real estate development, redevelopment, and expansion, including availability, terms and cost of financing, construction delays, environmental and safety requirements, budget overruns, sunk costs and lease-up; the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, and occupancy and other required governmental permits and authorizations; and governmental actions and initiatives (including legislative and regulatory changes) as well as terrorist activities or other acts of violence which could adversely affect all of the above factors. Furthermore, occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events unless required by law to do so.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Capital Information and Market Capitalization

	Period Ended
	3/31/2016	12/31/2015	12/31/2014
	dollars in thousands, except per share data
Closing common stock price per share	$79.24	$80.69	$83.41
52 week high	$86.31	$95.93	$85.55
52 week low	$71.98	$71.98	$55.21
Shares outstanding at end of period
Class A non-participating convertible preferred units	138,759	138,759	145,839
Common shares and partnership units	160,308,364	165,260,655	168,721,053

Total common and equivalent shares/units outstanding	160,447,123	165,399,414	168,866,892

Portfolio capitalization data
Total portfolio debt, including joint ventures at pro rata	$7,089,168	$7,010,306	$7,050,437
Equity market capitalization	12,713,830	13,346,079	14,085,187

Total market capitalization	$19,802,998	$20,356,385	$21,135,624

Leverage ratio(a)	35.8%	34.4%	33.4%

(a)
Debt as a percentage of total market capitalization.

Portfolio Capitalization at March 31, 2016

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Changes in Total Common and Equivalent Shares/Units

	Partnership Units	Company Common Shares	Class A Non-Participating Convertible Preferred Units	Total Common and Equivalent Shares/ Units
Balance as of December 31, 2015	10,855,669	154,404,986	138,759	165,399,414

Conversion of partnership units to cash	(377)	—	—	(377)
Conversion of partnership units to common shares	(157,529)	157,529	—	—
Issuance of stock/partnership units from restricted stock issuance or other share or unit-based plans	154,686	86,202	—	240,888
Repurchase of common shares under the Accelerated Stock Purchase Plan	—	(5,192,802)	—	(5,192,802)

Balance as of March 31, 2016	10,852,449	149,455,915	138,759	160,447,123

        On the following pages, the Company presents its unaudited pro rata statement of operations and unaudited pro rata balance sheet reflecting the Company's proportionate ownership of each asset in its portfolio. The Company also reconciles net income attributable to the Company to funds from operations ("FFO") and FFO-diluted for the three months ended March 31, 2016.

THE MACERICH COMPANY

UNAUDITED PRO RATA STATEMENT OF OPERATIONS

(Dollars in thousands)

	For the Three Months Ended March 31, 2016
	Consolidated	Non- Controlling Interests(1)	Company's Consolidated Share	Company's Share of Joint Ventures(2)	Company's Total Share
Revenues:
Minimum rents	$151,048	$(8,315)	$142,733	$71,192	$213,925
Percentage rents	3,014	(76)	2,938	1,310	4,248
Tenant recoveries	80,173	(4,740)	75,433	28,873	104,306
Other income	13,148	(562)	12,586	6,843	19,429
Management Companies' revenues	8,617	—	8,617	—	8,617

Total revenues	256,000	(13,693)	242,307	108,218	350,525

Expenses:
Shopping center and operating expenses	79,324	(3,886)	75,438	32,184	107,622
Management Companies' operating expenses	27,900	—	27,900	—	27,900
REIT general and administrative expenses	8,629	—	8,629	—	8,629
Depreciation and amortization	86,931	(3,694)	83,237	41,876	125,113
Interest expense	39,776	(2,349)	37,427	22,494	59,921
Loss on extinguishment of debt, net	3,575	—	3,575	—	3,575

Total expenses	246,135	(9,929)	236,206	96,554	332,760
Equity in income of unconsolidated joint ventures	11,660	—	11,660	(11,660)	—
Co-venture expense	(3,289)	3,289	—	—	—
Income tax expense	(1,317)	—	(1,317)	—	(1,317)
Gain (loss) on sale or write down of assets, net	434,456	—	434,456	(4)	434,452

Net income	451,375	(475)	450,900	—	450,900
Less net income attributable to noncontrolling interests	30,460	(475)	29,985	—	29,985

Net income attributable to the Company	$420,915	$—	$420,915	$—	$420,915

Reconciliation of net income attributable to the Company to FFO(3):
Net income attributable to the Company			$420,915	$—	$420,915
Equity in income of unconsolidated joint ventures			(11,660)	11,660	—
Adjustments to reconcile net income to FFO—basic and diluted:
Noncontrolling interests in the Operating Partnership			29,985	—	29,985
(Gain) loss on sale or write down of assets, net			(434,456)	4	(434,452)
Gain (loss) on sale of undepreciated assets, net			2,412	(4)	2,408
Depreciation and amortization of all property			83,237	41,876	125,113
Depreciation on personal property			(2,451)	(489)	(2,940)

Total FFO—Basic and diluted			87,982	53,047	141,029
Loss on extinguishment of debt, net			3,575	—	3,575

Total FFO—diluted, excluding extinguishment of debt			$91,557	$53,047	$144,604

The Macerich Company

Notes to Unaudited Pro Rata Statement of Operations

(1)
This represents the non-owned portion of consolidated joint ventures.

(2)
This represents the Company's pro rata share of unconsolidated joint ventures.

(3)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

  FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other REITs. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO, as presented, may not be comparable to similarly titled measures reported by other REITs.

  Management compensates for the limitations of FFO by providing investors with financial statements prepared according to GAAP, along with a detailed discussion of FFO and a reconciliation of FFO and FFO-diluted to net income attributable to the Company. Management believes that to further understand the Company's performance, FFO should be compared with the Company's reported net income and considered in addition to cash flows in accordance with GAAP, as presented in the Company's consolidated financial statements.

THE MACERICH COMPANY

UNAUDITED PRO RATA BALANCE SHEET

(All Dollars in thousands)

	As of March 31, 2016
	Consolidated	Non- Controlling Interests(1)	Company's Consolidated Share	Company's Share of Joint Ventures(2)	Company's Total Share
ASSETS:
Property, net(3)	$7,526,652	$(315,946)	$7,210,706	$4,390,350	$11,601,056
Cash and cash equivalents	106,505	(6,082)	100,423	92,277	192,700
Restricted cash	42,233	—	42,233	887	43,120
Tenant and other receivables, net	113,188	(19,034)	94,154	44,768	138,922
Deferred charges and other assets, net	505,164	(5,775)	499,389	197,463	696,852
Due from affiliates	73,087	385	73,472	2,123	75,595
Investments in unconsolidated joint ventures	1,844,516	—	1,844,516	(1,844,516)	—

Total assets	$10,211,345	$(346,452)	$9,864,893	$2,883,352	$12,748,245

LIABILITIES AND EQUITY:
Mortgage notes payable	$3,912,049	$(231,000)	$3,681,049	$2,605,309	$6,286,358
Bank and other notes payable	746,919	(4,109)	742,810	60,000	802,810
Accounts payable and accrued expenses	64,549	(2,755)	61,794	36,078	97,872
Other accrued liabilities	375,023	(22,689)	352,334	202,960	555,294
Distributions in excess of investment in unconsolidated joint ventures	20,995	—	20,995	(20,995)	—
Co-venture obligation	61,940	(61,940)	—	—	—

Total liabilities	5,181,475	(322,493)	4,858,982	2,883,352	7,742,334

Commitments and contingencies
Equity:
Stockholders' equity:
Common stock	1,495	—	1,495	—	1,495
Additional paid-in capital	4,841,291	—	4,841,291	—	4,841,291
Accumulated deficit	(175,775)	—	(175,775)	—	(175,775)

Total stockholders' equity	4,667,011	—	4,667,011	—	4,667,011
Noncontrolling interests	362,859	(23,959)	338,900	—	338,900

Total equity	5,029,870	(23,959)	5,005,911	—	5,005,911

Total liabilities and equity	$10,211,345	$(346,452)	$9,864,893	$2,883,352	$12,748,245

(1)
This represents the non-owned portion of the consolidated joint ventures.

(2)
This represents the Company's pro rata share of unconsolidated joint ventures.

(3)
Includes construction in progress of $252,473 from the Company's consolidated share and $153,753 from its pro rata share of unconsolidated joint ventures.

The Macerich Company

2016 Guidance Range (Unaudited)

        Management is reaffirming its previous estimate of diluted EPS and FFO per share guidance for 2016. However, the guidance now incorporates the dilutive impact of the sale of Capitola Mall on April 13, 2016. A reconciliation of estimated EPS to FFO per share-diluted follows:

Year 2016 Guidance
Earnings Expectations:
Earnings per share—diluted	$3.73 - $3.83
Plus: real estate depreciation and amortization	$3.07 - $3.07
Less: gain on sale of depreciated assets	($2.75) - ($2.75)

FFO per share—diluted	$4.05 - $4.15

Underlying Assumptions to 2016 Guidance
Cash Same Center Net Operating Income ("NOI") Growth(a)	4.50% - 5.00%
Assumed acquisitions(b)	$330 million
Assumed dispositions(c)	$1.15 billion

		Year 2016 FFO / Share Impact
Lease termination income	$15 million	$0.10
Capitalized interest	$16 million	$0.10
Bad debt expense	($5 million)	($0.03)
Loss on early extinguishment of debt(d)	($3.5 million)	($0.02)
Dilutive impact on 2016 of assets sold in 2015 and 2016(e)	($75 million)	($0.48)
Share repurchase program(f)	$800 million	$0.17

(a)
Excludes non cash items of straight-line and above/below market adjustments to minimum rents. Includes lease termination income.

(b)
On March 1, 2016, the Company purchased Country Club Plaza located in Kansas City, Missouri in a 50/50 joint venture. The amount reflected on the above table represents the Company's share of the gross purchase price. The projected pro rata FFO from this Center is included in the 2016 Guidance Range above.

(c)
The Company contributed an interest in four properties to joint ventures in January 2016. Subsequent to the contributions, the Company retained a 60.0% interest in Arrowhead Towne Center and a 51.0% interest in Deptford Mall, FlatIron Crossing and Twenty Ninth Street. On April 13, 2016, the Company sold Capitola Mall for $93 million. The amount listed above represents the gross sales proceeds before debt from these transactions.

(d)
This represents the loss on early extinguishment of the debt encumbering Arrowhead Towne Center in January 2016.

(e)
Includes approximately $0.08 dilutive impact of special dividends paid in December 2015 and January 2016 and includes approximately $0.10 dilutive impact of the difference in debt premium amortization between 2015 and 2016.

(f)
This assumes an additional $800M buy-back program during the first half of 2016 at an average share price of $80.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Supplemental FFO Information(a)

	As of March 31,
	2016	2015
	dollars in millions
Straight-line rent receivable	$74.6	$72.9

	For the Three Months Ended March 31,
	2016	2015
	dollars in millions
Lease termination income	$3.5	$2.6
Straight-line rental income	$2.2	$1.5
Gain on sales of undepreciated assets	$2.4	$0.9
Amortization of acquired above and below-market leases	$4.2	$4.4
Amortization of debt premiums	$1.0	$6.9
Interest capitalized	$4.1	$4.7

(a)
All joint venture amounts included at pro rata.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Capital Expenditures

	For the Three Months Ended
			Year Ended 12/31/15	Year Ended 12/31/14
	3/31/16	3/31/15
	dollars in millions
Consolidated Centers
Acquisitions of property and equipment	$5.3	$30.1	$79.8	$97.9
Development, redevelopment, expansions and renovations of Centers	28.7	36.1	218.7	197.9
Tenant allowances	3.3	3.7	30.4	30.5
Deferred leasing charges	6.2	8.8	26.8	26.6

Total	$43.5	$78.7	$355.7	$352.9

Unconsolidated Joint Venture Centers(a)
Acquisitions of property and equipment	$330.8	$0.7	$160.0	$158.8
Development, redevelopment, expansions and renovations of Centers	24.1	25.8	132.9	201.8
Tenant allowances	2.9	0.6	6.3	4.8
Deferred leasing charges	1.9	0.8	3.3	3.0

Total	$359.7	$27.9	$302.5	$368.4

(a)
All joint venture amounts at pro rata.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Regional Shopping Center Portfolio
Sales Per Square Foot(a)

	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
03/31/2016(b)(c)	$562	$723	$625
03/31/2015	$573	$772	$607
12/31/2015(c)	$579	$763	$635
12/31/2014(d)	$556	$724	$587
12/31/2013(e)	$488	$717	$562
12/31/2012	$463	$629	$517

(a)
Sales are based on reports by retailers leasing mall and freestanding stores for the trailing 12 months for tenants which have occupied such stores for a minimum of 12 months. Sales per square foot are based on tenants 10,000 square feet and under for regional shopping centers. Sales per square foot exclude Centers under development and redevelopment.

(b)
Capitola Mall, sold April 13, 2016, is excluded at March 31, 2016.

(c)
Flagstaff Mall is excluded at March 31, 2016 and December 31, 2015 because the Center is being transitioned to the loan servicer.

(d)
On June 30, 2015, the Company conveyed Great Northern Mall to the mortgage lender by a deed-in-lieu of foreclosure. Consequently, Great Northern Mall is excluded from Sales per square foot as of December 31, 2014.

(e)
Rotterdam Square, sold January 15, 2014, is excluded at December 31, 2013.

Sales Per Square Foot

The Macerich Company
Sales Per Square Foot by Property Ranking (Unaudited)

								% of Portfolio 2016 Forecast Pro Rata Real Estate NOI (d)
	Sales Per Square Foot			Occupancy			Cost of Occupancy for the Trailing 12 Months Ended 3/31/2016 (c)
Properties	3/31/2016 (a)	12/31/2015 (a)	3/31/2015 (a)	3/31/2016 (b)	12/31/2015 (b)	3/31/2015 (b)
Group 1: Top 10
Corte Madera, Village at	$1,542	$1,475	$980	88.8%	97.9%	96.5%
Queens Center	$1,147	$1,134	$1,136	98.2%	98.2%	94.8%
Washington Square	$1,046	$1,125	$1,074	98.0%	98.4%	95.2%
North Bridge, The Shops at	$885	$856	$881	99.8%	99.8%	99.8%
Tysons Corner Center	$863	$851	$841	98.7%	98.9%	98.2%
Los Cerritos Center	$857	$843	$745	95.8%	97.2%	98.0%
Biltmore Fashion Park	$831	$835	$875	98.0%	99.0%	97.4%
Santa Monica Place	$776	$786	$788	82.3%	90.5%	93.8%
Tucson La Encantada	$779	$767	$757	93.5%	94.8%	95.2%
Broadway Plaza(e)	n/a	n/a	n/a	n/a	n/a	n/a

Total Top 10:	$959	$957	$900	96.1%	97.7%	96.9%	13.5%	28.2%

Group 2: Top 11-20
Scottsdale Fashion Square	$720	$745	$746	96.9%	97.8%	96.6%
Arrowhead Towne Center	$747	$741	$691	95.7%	95.4%	95.4%
Fashion Outlets of Chicago	$749	$734	$691	97.1%	97.9%	93.8%
Kings Plaza Shopping Center	$723	$720	$688	92.4%	92.3%	92.3%
Vintage Faire Mall	$691	$677	$656	95.5%	96.7%	97.5%
Kierland Commons	$661	$670	$696	98.7%	98.3%	97.3%
Chandler Fashion Center	$654	$649	$625	96.6%	96.9%	96.2%
Green Acres Mall	$641	$643	$627	92.8%	93.2%	92.0%
Fresno Fashion Fair	$656	$642	$606	95.3%	98.1%	98.7%
Country Club Plaza(f)	n/a	n/a	n/a	n/a	n/a	n/a

Total Top 11-20:	$698	$696	$673	95.7%	96.3%	95.4%	13.2%	28.4%

The Macerich Company
Sales Per Square Foot by Property Ranking (Unaudited)

								% of Portfolio 2016 Forecast Pro Rata Real Estate NOI (d)
	Sales Per Square Foot			Occupancy			Cost of Occupancy for the Trailing 12 Months Ended 03/31/2016 (c)
Properties	3/31/2016 (a)	12/31/2015 (a)	3/31/2015 (a)	3/31/2016 (b)	12/31/2015 (b)	3/31/2015 (b)
Group 3: Top 21-30
Danbury Fair Mall	$647	$633	$649	97.1%	97.4%	98.1%
Twenty Ninth Street	$632	$626	$601	99.2%	99.3%	99.0%
Freehold Raceway Mall	$606	$610	$609	98.0%	98.7%	97.7%
Deptford Mall	$579	$580	$558	94.6%	95.3%	93.6%
Oaks, The	$586	$580	$527	96.7%	97.6%	97.9%
FlatIron Crossing	$560	$551	$542	94.3%	93.7%	93.4%
Stonewood Center	$561	$544	$549	93.8%	98.5%	98.1%
SanTan Village Regional Center	$523	$525	$513	97.2%	96.5%	98.3%
Victor Valley, Mall of	$530	$520	$507	96.8%	97.9%	97.8%
Inland Center	$514	$510	$443	97.5%	99.0%	95.8%

Total Top 21-30:	$581	$575	$559	96.6%	97.2%	97.0%	13.5%	19.7%

Group 4: Top 31-40
West Acres	$502	$501	$520	99.1%	99.8%	99.5%
Lakewood Center	$472	$467	$438	96.8%	96.3%	97.6%
Valley River Center	$469	$465	$474	96.2%	97.4%	96.7%
Northgate Mall	$455	$454	$421	95.3%	95.3%	95.6%
South Plains Mall	$441	$452	$465	91.6%	93.5%	92.8%
Pacific View	$460	$448	$418	95.4%	95.0%	95.4%
La Cumbre Plaza	$440	$431	$429	94.0%	93.1%	92.2%
Superstition Springs Center	$368	$369	$367	94.3%	94.1%	92.9%
Eastland Mall	$381	$364	$364	96.1%	96.8%	92.1%
Fashion Outlets of Niagara Falls USA	$354	n/a	n/a	92.3%	n/a	n/a

Total Top 31-40:	$430	$443	$436	95.2%	95.9%	95.3%	13.4%	14.4%

Total Top 40:	$653	$664	$638	95.9%	96.8%	96.2%	13.4%	90.7%

The Macerich Company
Sales Per Square Foot by Property Ranking (Unaudited)

								% of Portfolio 2016 Forecast Pro Rata Real Estate NOI (d)
	Sales Per Square Foot			Occupancy			Cost of Occupancy for the Trailing 12 Months Ended 12/31/2015 (c)
Properties	3/31/2016 (a)	12/31/2015 (a)	3/31/2015 (a)	3/31/2016 (b)	12/31/2015 (b)	3/31/2015 (b)
Group 5: 41-49
Westside Pavilion(e)
Towne Mall
Cascade Mall
Desert Sky Mall
Valley Mall
NorthPark Mall
Wilton Mall
SouthPark Mall
Paradise Valley Mall(e)

Total 41-49:	$314	$325	$310	88.5%	90.0%	90.6%	13.6%	6.9%

Subtotal—Regional Shopping Centers(g)	$625	$639	$613	95.1%	96.1%	95.7%	13.4%	97.6%
Other Properties:
Fashion Outlets of Philadelphia(e)(h)		n/a			n/a
Community / Power Centers
Other Non-mall Assets
Subtotal—Other Properties								2.4%

TOTAL ALL PROPERTIES							13.4%	100.0%

 The Macerich Company

Notes to Sales Per Square Foot by Property Ranking (unaudited)

Footnotes
(a)	Sales are based on reports by retailers leasing mall and freestanding stores for the trailing 12 months for tenants which have occupied such stores for a minimum of 12 months. Sales per square foot are based on tenants 10,000 square feet and under. Properties are ranked by Sales per square foot as of December 31, 2015. Sales per square foot are excluded for Flagstaff Mall which is being transitioned to the loan servicer and Capitola Mall, which was sold on April 13, 2016.
(b)	Occupancy is the percentage of mall and freestanding GLA leased as of the last day of the reporting period. Occupancy excludes Centers under development and redevelopment. Occupancy excludes Flagstaff Mall, which is being transitioned to the loan servicer and Capitola Mall, which was sold on April 13, 2016.
(c)	Cost of Occupancy represents "Tenant Occupancy Costs" divided by "Tenant Sales". Tenant Occupancy Costs in this calculation are the amounts paid to the Company, including minimum rents, percentage rents and recoverable expenditures, which consist primarily of property operating expenses, real estate taxes and repair and maintenance expenditures.
(d)	The percentage of Portfolio 2016 Forecast Pro Rata Real Estate NOI is based on guidance provided on May 3, 2016, see page 8. Real Estate NOI excludes straight-line and above/below market adjustments to minimum rents. Real Estate NOI also does not reflect REIT expenses and Management Company revenues and expenses. See the Company's forward-looking statements disclosure on page 1 for factors that may affect the information provided in this column.
(e)	These assets are under redevelopment including demolition and reconfiguration of the Centers and tenant spaces, accordingly the Sales per square foot and Occupancy during the periods of redevelopment are not included.
(f)	On March 1, 2016, the Company purchased Country Club Plaza located in Kansas City, Missouri in a 50/50 joint venture. The pro rata NOI from this Center is included in the 2016 Guidance Range presented on page 8 and in the percentage of Portfolio 2016 Forecast Pro Rata Real Estate NOI in the table above.
(g)	Properties sold prior to March 31, 2016 are excluded in both current and prior periods above.
(h)	On July 30, 2014, the Company formed a joint venture to redevelop and rebrand The Gallery in Philadelphia, Pennsylvania as Fashion Outlets of Philadelphia.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Occupancy(a)

Regional Shopping Centers: Period Ended	Consolidated Centers	Unconsolidated Joint Venture Centers	Total Centers
03/31/2016(b)(c)	94.1%	96.7%	95.1%
03/31/2015	94.8%	97.9%	95.4%
12/31/2015(c)	95.3%	97.8%	96.1%
12/31/2014(d)	95.3%	97.9%	95.8%

(a)
Occupancy is the percentage of mall and freestanding GLA leased as of the last day of the reporting period. Occupancy excludes Centers under development and redevelopment.

(b)
Capitola Mall, sold April 13, 2016, is excluded at March 31, 2016.

(c)
Flagstaff Mall is excluded at March 31, 2016 and December 31, 2015 because the Center is being transitioned to the loan servicer.

(d)
On June 30, 2015, the Company conveyed Great Northern Mall to the mortgage lender by a deed-in-lieu of foreclosure. Consequently, Great Northern Mall is excluded from Occupancy as of December 31, 2014.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Average Base Rent Per Square Foot(a)

	Average Base Rent PSF(b)	Average Base Rent PSF on Leases Executed during the trailing twelve months ended(c)	Average Base Rent PSF on Leases Expiring(d)
Consolidated Centers
03/31/2016(e)(f)	$52.24	$53.40	$47.99
03/31/2015	$51.81	$50.65	$43.09
12/31/2015(f)	$52.64	$53.99	$49.02
12/31/2014(g)	$49.68	$49.55	$41.20
Unconsolidated Joint Venture Centers
03/31/2016	$59.08	$75.24	$60.30
03/31/2015	$66.44	$83.71	$63.70
12/31/2015	$60.74	$80.18	$60.85
12/31/2014	$63.78	$82.47	$64.59
All Regional Shopping Centers
03/31/2016(e)(f)	$54.16	$57.44	$49.76
03/31/2015	$53.31	$55.15	$45.78
12/31/2015(f)	$54.32	$57.41	$50.29
12/31/2014(g)	$51.15	$54.48	$44.66

(a)
Average base rent per square foot is based on spaces 10,000 square feet and under. All joint venture amounts are included at pro rata. Centers under development and redevelopment are excluded.

(b)
Average base rent per square foot gives effect to the terms of each lease in effect, as of the applicable date, including any concessions, abatements and other adjustments or allowances that have been granted to the tenants.

(c)
The average base rent per square foot on leases executed during the period represents the actual rent to be paid during the first twelve months.

(d)
The average base rent per square foot on leases expiring during the period represents the final year minimum rent on a cash basis.

(e)
Capitola Mall sold April 13, 2016 is excluded at March 31, 2016.

(f)
Flagstaff Mall is excluded at March 31, 2016 and December 31, 2015 because the Center is being transitioned to the loan servicer.

(g)
On June 30, 2015, the Company conveyed Great Northern Mall to the mortgage lender by a deed-in-lieu of foreclosure. Great Northern Mall is excluded as of December 31, 2014 in the table above.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Cost of Occupancy

	For the trailing twelve months ended March 31, 2016(a)(b)
		For Years Ended December 31,
		2015(b)	2014(c)
Consolidated Centers
Minimum rents	9.1%	9.0%	8.7%
Percentage rents	0.4%	0.4%	0.4%
Expense recoveries(d)	4.5%	4.5%	4.3%

Total	14.0%	13.9%	13.4%

	For the trailing twelve months ended March 31, 2016
		For Years Ended December 31,
		2015	2014
Unconsolidated Joint Venture Centers
Minimum rents	8.2%	8.1%	8.7%
Percentage rents	0.3%	0.4%	0.4%
Expense recoveries(d)	4.1%	4.0%	4.5%

Total	12.6%	12.5%	13.6%

	For the trailing twelve months ended March 31, 2016(a)(b)
		For Years Ended December 31,
		2015(b)	2014(c)
All Centers
Minimum rents	8.7%	8.7%	8.7%
Percentage rents	0.4%	0.4%	0.4%
Expense recoveries(d)	4.3%	4.3%	4.3%

Total	13.4%	13.4%	13.4%

(a)
Capitola Mall, sold April 13, 2016, is excluded for the trailing twelve months ended March 31, 2016.

(b)
Flagstaff Mall is excluded for trailing twelve months ended March 31, 2016 and the year ended December 31, 2015 because the Center is being transitioned to the loan servicer.

(c)
On June 30, 2015, the Company conveyed Great Northern Mall to the mortgage lender by a deed-in-lieu of foreclosure. Consequently, Great Northern Mall is excluded for the year ended December 31, 2014.

(d)
Represents real estate tax and common area maintenance charges.

The Macerich Company
Percentage of Net Operating Income by State

        Flagstaff Mall is excluded from the table below because the Center is being transitioned to the loan servicer. Capitola Mall, sold April 13, 2016, is also excluded from the table below.

State	% of Portfolio 2016 Forecast Real Estate Pro Rata NOI(a)
California	27.6%
New York	21.2%
Arizona	16.7%
Colorado, Illinois & Missouri(b)	9.6%
Pennsylvania & Virginia	7.7%
New Jersey & Connecticut	7.5%
Oregon & Washington	4.6%
Other(c)	5.1%

Total	100.0%

(a)
The percentage of Portfolio 2016 Forecast Pro Rata Real Estate NOI is based on guidance provided on May 3, 2016, see page 8. Real Estate NOI excludes straight-line and above/below market adjustments to minimum rents. Real Estate NOI also does not reflect REIT expenses and Management Company revenues and expenses. See the Company's forward-looking statements disclosure on page 1 for factors that may affect the information provided in this column.

(b)
On March 1, 2016, the Company purchased Country Club Plaza located in Kansas City, Missouri in a 50/50 joint venture. The pro rata NOI from this Center is included in the 2016 Guidance Range presented on page 8 and in the percentage of Portfolio 2016 Forecast Pro Rata Real Estate NOI in the table above.

(c)
"Other" includes Indiana, Iowa, Kentucky, North Dakota and Texas.

The Macerich Company

Property Listing

March 31, 2016

The following table sets forth certain information regarding the Centers and other locations that are wholly owned or partly owned by the Company. Flagstaff Mall is excluded from the table below because the Center is being transitioned to the loan servicer. Capitola Mall, sold April 13, 2016, is also excluded from the table below.

Count	Company's Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
	CONSOLIDATED CENTERS:
1	100%	Cascade Mall Burlington, Washington	1989/1999	1998	589,000
2	50.1%	Chandler Fashion Center Chandler, Arizona	2001/2002	—	1,319,000
3	100%	Danbury Fair Mall Danbury, Connecticut	1986/2005	2010	1,270,000
4	100%	Desert Sky Mall Phoenix, Arizona	1981/2002	2007	893,000
5	100%	Eastland Mall(d) Evansville, Indiana	1978/1998	1996	1,044,000
6	100%	Fashion Outlets of Chicago Rosemont, Illinois	2013/—	—	537,000
7	100%	Fashion Outlets of Niagara Falls USA Niagara Falls, New York	1982/2011	2014	686,000
8	50.1%	Freehold Raceway Mall Freehold, New Jersey	1990/2005	2007	1,670,000
9	100%	Fresno Fashion Fair Fresno, California	1970/1996	2006	963,000
10	100%	Green Acres Mall(d) Valley Stream, New York	1956/2013	2007	1,799,000
11	100%	Inland Center(d) San Bernardino, California	1966/2004	2004	867,000
12	100%	Kings Plaza Shopping Center(d) Brooklyn, New York	1971/2012	2002	1,191,000
13	100%	La Cumbre Plaza(d) Santa Barbara, California	1967/2004	1989	492,000
14	100%	Northgate Mall San Rafael, California	1964/1986	2010	750,000
15	100%	NorthPark Mall Davenport, Iowa	1973/1998	2001	1,051,000
16	100%	Oaks, The Thousand Oaks, California	1978/2002	2009	1,189,000
17	100%	Pacific View Ventura, California	1965/1996	2001	1,021,000
18	100%	Queens Center(d) Queens, New York	1973/1995	2004	965,000
19	100%	Santa Monica Place Santa Monica, California	1980/1999	2015	517,000
20	84.9%	SanTan Village Regional Center Gilbert, Arizona	2007/—	2009	1,036,000
21	100%	SouthPark Mall Moline, Illinois	1974/1998	2014	856,000
22	100%	Stonewood Center(d) Downey, California	1953/1997	1991	934,000
23	100%	Superstition Springs Center Mesa, Arizona	1990/2002	2002	1,040,000

The Macerich Company

Property Listing

March 31, 2016

Count	Company's Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
24	100%	Towne Mall Elizabethtown, Kentucky	1985/2005	1989	350,000
25	100%	Tucson La Encantada Tucson, Arizona	2002/2002	2005	243,000
26	100%	Valley Mall Harrisonburg, Virginia	1978/1998	1992	506,000
27	100%	Valley River Center Eugene, Oregon	1969/2006	2007	921,000
28	100%	Victor Valley, Mall of Victorville, California	1986/2004	2012	577,000
29	100%	Vintage Faire Mall Modesto, California	1977/1996	2008	1,141,000
30	100%	Wilton Mall Saratoga Springs, New York	1990/2005	1998	736,000

		Total Consolidated Centers			27,153,000

UNCONSOLIDATED JOINT VENTURE CENTERS:
31	60%	Arrowhead Towne Center(c) Glendale, Arizona	1993/2002	2004	1,197,000
32	50%	Biltmore Fashion Park Phoenix, Arizona	1963/2003	2006	516,000
33	50.1%	Corte Madera, Village at Corte Madera, California	1985/1998	2005	460,000
34	50%	Country Club Plaza Kansas City, Missouri	1922/2016	2015	983,000
35	51%	Deptford Mall(c) Deptford, New Jersey	1975/2006	1990	1,040,000
36	51%	FlatIron Crossing(c) Broomfield, Colorado	2000/2002	2009	1,432,000
37	50%	Kierland Commons Scottsdale, Arizona	1999/2005	2003	438,000
38	60%	Lakewood Center Lakewood, California	1953/1975	2008	2,075,000
39	60%	Los Cerritos Center(d) Cerritos, California	1971/1999	2015	1,296,000
40	50%	North Bridge, The Shops at(d) Chicago, Illinois	1998/2008	—	660,000
41	50%	Scottsdale Fashion Square Scottsdale, Arizona	1961/2002	2015	1,811,000
42	60%	South Plains Mall Lubbock, Texas	1972/1998	2016	1,127,000
43	51%	Twenty Ninth Street(c)(d) Boulder, Colorado	1963/1979	2007	852,000
44	50%	Tysons Corner Center Tysons Corner, Virginia	1968/2005	2005	1,968,000
45	60%	Washington Square Portland, Oregon	1974/1999	2005	1,442,000
46	19%	West Acres Fargo, North Dakota	1972/1986	2001	971,000

		Total Unconsolidated Joint Venture Centers			18,268,000

The Macerich Company

Property Listing

March 31, 2016

Count	Company's Ownership(a)	Name of Center/Location	Year of Original Construction/ Acquisition	Year of Most Recent Expansion/ Renovation	Total GLA(b)
REGIONAL SHOPPING CENTERS UNDER REDEVELOPMENT:
47	50%	Broadway Plaza(d)(e) Walnut Creek, California	1951/1985	1994	761,000
48	50%	Fashion Outlets of Philadelphia(d)(e) Philadelphia, Pennsylvania	1977/2014	1990	850,000
49	100%	Paradise Valley Mall(f) Phoenix, Arizona	1979/2002	2009	1,150,000
50	100%	Westside Pavilion(f) Los Angeles, California	1985/1998	2007	755,000

		Total Regional Shopping Centers			48,937,000

COMMUNITY / POWER CENTERS:
1	50%	Atlas Park, The Shops at(e) Queens, New York	2006/2011	2013	372,000
2	50%	Boulevard Shops(e) Chandler, Arizona	2001/2002	2004	185,000
3	40.1%	Estrella Falls, The Market at(e) Goodyear, Arizona	2009/—	2009	219,000
4	89.4%	Promenade at Casa Grande(f) Casa Grande, Arizona	2007/—	2009	761,000
5	100%	Southridge Center(f) Des Moines, Iowa	1975/1998	2013	823,000
6	100%	Superstition Springs Power Center(f) Mesa, Arizona	1990/2002	—	206,000
7	100%	The Marketplace at Flagstaff Mall(d)(f) Flagstaff, Arizona	2007/—	—	268,000

		Total Community / Power Centers			2,834,000

OTHER ASSETS:
	100%	Various(f)(g)			477,000
	100%	500 North Michigan Avenue(f) Chicago, Illinois			326,000
	50%	Valencia Place at Country Club Plaza(e) Kansas City, Missouri			263,000
	50%	Fashion Outlets of Philadelphia-Offices(d)(e) Philadelphia, Pennsylvania			526,000
	100%	Paradise Village Ground Leases(f) Phoenix, Arizona			53,000
	100%	Paradise Village Office Park II(f) Phoenix, Arizona			46,000
	50%	Scottsdale Fashion Square-Office(e) Scottsdale, Arizona			122,000
	50%	Tysons Corner Center-Office(e) Tysons Corner, Virginia			175,000
	50%	Hyatt Regency Tysons Corner Center(e) Tysons Corner, Virginia			290,000
	50%	VITA Tysons Corner Center(e) Tysons Corner, Virginia			510,000
	50%	Tysons Tower(e) Tysons Corner, Virginia			528,000

		Total Other Assets			3,316,000

		Grand Total at March 31, 2016			55,087,000

The Macerich Company

Property Listing

March 31, 2016

(a)
The Company's ownership interest in this table reflects its legal ownership interest. See footnotes (a) and (b) on page 24 regarding the legal versus economic ownership of joint venture entities.

(b)
Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores as of March 31, 2016.

(c)
The Company contributed an interest in these four properties to joint ventures in January 2016. Subsequent to the contribution, the Company retained a 60.0% interest in Arrowhead Towne Center and a 51.0% interest in Deptford Mall, FlatIron Crossing and Twenty Ninth Street.

(d)
Portions of the land on which the Center is situated are subject to one or more long-term ground leases. With respect to 44 Centers, the underlying land controlled by the Company is owned in fee entirely by the Company, or, in the case of jointly-owned Centers, by the joint venture property partnership or limited liability company.

(e)
Included in Unconsolidated Joint Venture Centers.

(f)
Included in Consolidated Centers.

(g)
The Company owns a portfolio of eight stores located at shopping centers not owned by the Company. Of these eight stores, two have been leased to Forever 21, one has been leased to Kohl's, one has been leased to Sports Authority and four have been leased for non-Anchor usage. With respect to five of the eight stores, the underlying land is owned in fee entirely by the Company. With respect to the remaining three stores, the underlying land is owned by third parties and leased to the Company pursuant to long-term building or ground leases.

Joint Venture List

        The following table sets forth certain information regarding the Centers and other operating properties that are not wholly-owned by the Company. This list of properties includes unconsolidated joint ventures, consolidated joint ventures, and co-venture arrangements. The percentages shown are the effective legal ownership and economic ownership interests of the Company as of March 31, 2016.

Properties	3/31/2016 Legal Ownership(a)	3/31/2016 Economic Ownership(b)	Joint Venture	3/31/2016 Total GLA(c)
Arrowhead Towne Center	60%	60%	New River Associates LLC	1,197,000
Atlas Park, The Shops at	50%	50%	WMAP, L.L.C.	372,000
Biltmore Fashion Park	50%	50%	Biltmore Shopping Center Partners LLC	516,000
Boulevard Shops	50%	50%	Propcor II Associates, LLC	185,000
Broadway Plaza	50%	50%	Macerich Northwestern Associates	761,000
Chandler Fashion Center(d)	50.1%	50.1%	Freehold Chandler Holdings LP	1,319,000
Corte Madera, Village at	50.1%	50.1%	Corte Madera Village, LLC	460,000
Country Club Plaza	50%	50%	Country Club Plaza KC Partners LLC	983,000
Deptford Mall	51%	51%	Macerich HHF Centers LLC	1,040,000
Estrella Falls, The Market at(e)	40.1%	40.1%	The Market at Estrella Falls LLC	219,000
FlatIron Crossing	51%	51%	Macerich HHF Centers LLC	1,432,000
Freehold Raceway Mall(d)	50.1%	50.1%	Freehold Chandler Holdings LP	1,670,000
Fashion Outlets of Philadelphia	50%	50%	Various Entities	850,000
Fashion Outlets of Philadelphia-Offices	50%	50%	Various Entities	526,000
Hyatt Regency Tysons Corner Center	50%	50%	Tysons Corner Hotel I LLC	290,000
Kierland Commons	50%	50%	Kierland Commons Investment LLC	438,000
Lakewood Center	60%	60%	Pacific Premier Retail LLC	2,075,000
Los Cerritos Center	60%	60%	Pacific Premier Retail LLC	1,296,000
North Bridge, The Shops at	50%	50%	North Bridge Chicago LLC	660,000
Promenade at Casa Grande(f)	89.4%	89.4%	WP Casa Grande Retail LLC	761,000
SanTan Village Regional Center	84.9%	84.9%	Westcor SanTan Village LLC	1,036,000
Scottsdale Fashion Square	50%	50%	Scottsdale Fashion Square Partnership	1,811,000
Scottsdale Fashion Square-Office	50%	50%	Scottsdale Fashion Square Partnership	122,000
Sears Stores(g)	50%	50%	MS Portfolio LLC	1,550,000
South Plains Mall	60%	60%	Pacific Premier Retail LLC	1,127,000
Twenty Ninth Street	51%	51%	Macerich HHF Centers LLC	852,000
Tysons Corner Center	50%	50%	Tysons Corner LLC	1,968,000
Tysons Corner Center-Office	50%	50%	Tysons Corner Property LLC	175,000
Tysons Tower	50%	50%	Tysons Corner Property LLC	528,000
Valencia Place at Country Club Plaza	50%	50%	TM TRS Holding Company LLC	263,000
VITA Tysons Corner Center	50%	50%	Tysons Corner Property LLC	510,000
Washington Square	60%	60%	Pacific Premier Retail LLC	1,442,000
West Acres	19%	19%	West Acres Development, LLP	971,000

(a)
This column reflects the Company's legal ownership in the listed properties as of March 31, 2016.
Legal ownership may, at times, not equal the Company's economic interest in the listed properties because of various provisions in certain joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses and payments of preferred returns. As a result, the Company's actual economic interest (as distinct from its legal ownership interest) in certain of the properties could fluctuate from time to time and may not wholly align with its legal ownership interests. Substantially all of the Company's joint venture agreements contain rights of first refusal, buy-sell provisions, exit rights, default dilution remedies and/or other break up provisions or remedies which are customary in real estate joint venture agreements and which may, positively or negatively, affect the ultimate realization of cash flow and/or capital or liquidation proceeds.

(b)
Economic ownership represents the allocation of cash flow to the Company as of March 31, 2016, except as noted below. In cases where the Company receives a current cash distribution greater than its legal ownership percentage due to a capital account greater than its legal ownership percentage, only the legal ownership percentage is shown in this column. The Company's economic ownership of these properties may fluctuate based on a number of factors, including mortgage refinancings, partnership capital contributions and distributions, and proceeds and gains or losses from asset sales, and the matters set forth in the preceding paragraph.

(c)
Includes GLA attributable to anchors (whether owned or non-owned) and mall and freestanding stores as of March 31, 2016.

(d)
The joint venture entity was formed in September 2009. Upon liquidation of the partnership, distributions are made in the following order: to the third-party partner until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; to the Company until it receives a 13% internal rate of return on and of its aggregate unreturned capital contributions; and, thereafter, pro rata 35% to the third-party partner and 65% to the Company.

(e)
Columns 1 and 2 reflect the Company's indirect ownership interest in the property owner. The Company and a third-party partner are each members of a joint venture (the "MW Joint Venture") which, in turn, is a member in the joint venture that owns the property. Cash flow distributions for the MW Joint Venture are made in accordance with the members' relative capital accounts until the members have received distributions equal to their capital accounts, and thereafter in accordance with the members' relative legal ownership percentages. In addition, the Company has executed a joint and several guaranty of the mortgage for the property with its third-party partner. The Company may incur liabilities under such guaranty greater than its legal ownership percentage.

(f)
Columns 1 and 2 reflect the Company's total direct and indirect ownership interest in the property owner. The Company and a third-party partner are each members of a joint venture (the "MW Joint Venture") which, in turn, is a member in the joint venture with the Company that owns the property. Cash flow distributions for the MW Joint Venture are made in accordance with the members' relative capital accounts until the members have received distributions equal to their capital accounts, and thereafter in accordance with the members' relative legal ownership percentages.

(g)
On April 30, 2015 Sears Holdings Corporation ("Sears") and the Company announced that they had formed a joint venture, MS Portfolio LLC. Sears contributed nine stores (located at Arrowhead Towne Center, Chandler Fashion Center, Danbury Fair Mall, Deptford Mall, Freehold Raceway Mall, Los Cerritos Center, South Plains Mall, Vintage Faire Mall and Washington Square) to the joint venture and the Company contributed $150 million in cash to the joint venture. The lease arrangements between Sears and the joint venture provide the ability to create additional value through recapturing certain space leased to Sears in these properties and re-leasing that space to third-party tenants. For example, Primark has leased space in portions of the Sears stores at Danbury Fair Mall and Freehold Raceway Mall. On July 7, 2015, Sears assigned its ownership interest in MS Portfolio LLC to Seritage MS Holdings LLC.

The Macerich Company
Supplemental Financial and Operating Information (unaudited)
Debt Summary (at Company's pro rata share)

	As of March 31, 2016
	Fixed Rate	Floating Rate	Total
	dollars in thousands
Consolidated debt	$3,355,019	$1,068,840	$4,423,859
Unconsolidated debt	2,496,296	169,013	2,665,309

Total debt	$5,851,315	$1,237,853	$7,089,168
Weighted average interest rate	3.92%	2.20%	3.62%
Weighted average maturity (years)			6.1

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Outstanding Debt by Maturity Date

	As of March 31, 2016
Center/Entity (dollars in thousands)	Maturity Date	Effective Interest Rate(a)	Fixed	Floating	Total Debt Balance(a)
I. Consolidated Assets:
Flagstaff Mall(b)	11/01/15	8.97%	$37,000	$—	$37,000
Prasada(c)	05/30/16	5.25%	4,109	—	4,109
Stonewood Center	11/01/17	1.80%	104,023	—	104,023
Freehold Raceway Mall(d)	01/01/18	4.20%	112,126	—	112,126
Santa Monica Place	01/03/18	2.99%	223,509	—	223,509
SanTan Village Regional Center(e)	06/01/19	3.14%	110,282	—	110,282
Chandler Fashion Center(d)	07/01/19	3.77%	100,092	—	100,092
Kings Plaza Shopping Center	12/03/19	3.67%	463,952	—	463,952
Danbury Fair Mall	10/01/20	5.53%	220,614	—	220,614
Fashion Outlets of Niagara Falls USA	10/06/20	4.89%	117,903	—	117,903
Green Acres Mall	02/03/21	3.61%	302,428	—	302,428
Tucson La Encantada	03/01/22	4.23%	69,628	—	69,628
Pacific View	04/01/22	4.08%	129,419	—	129,419
Oaks, The	06/05/22	4.14%	204,492	—	204,492
Westside Pavilion	10/01/22	4.49%	145,942	—	145,942
Towne Mall	11/01/22	4.48%	21,860	—	21,860
Victor Valley, Mall of	09/01/24	4.00%	114,515	—	114,515
Queens Center	01/01/25	3.49%	600,000	—	600,000
Vintage Faire	03/06/26	3.55%	273,125	—	273,125

Total Fixed Rate Debt for Consolidated Assets		3.86%	$3,355,019	$—	$3,355,019

Superstition Springs Center	10/28/16	2.26%	$—	$67,674	$67,674
Northgate Mall	03/01/17	3.32%	—	63,777	63,777
The Macerich Partnership, L.P.—Line of Credit	08/06/18	2.11%	—	738,701	738,701
Fashion Outlets of Chicago	03/31/20	2.10%	—	198,688	198,688

Total Floating Rate Debt for Consolidated Assets		2.19%	$—	$1,068,840	$1,068,840

Total Debt for Consolidated Assets		3.45%	$3,355,019	$1,068,840	$4,423,859

 The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Outstanding Debt by Maturity Date

	As of March 31, 2016
Center/Entity (dollars in thousands)	Maturity Date	Effective Interest Rate(a)	Fixed	Floating	Total Debt Balance(a)
II. Unconsolidated Assets (At Company's pro rata share):
North Bridge, The Shops at (50%)(f)	06/15/16	7.52%	$94,505	$—	$94,505
West Acres (19%)	10/01/16	6.41%	10,516	—	10,516
Corte Madera, The Village at (50.1%)	11/01/16	7.27%	37,034	—	37,034
FlatIron Crossing (51%)	01/05/21	2.81%	135,004	—	135,004
Washington Square Mall (60%)	11/01/22	3.65%	330,000	—	330,000
Deptford Mall (51%)	04/03/23	3.55%	99,445	—	99,445
Scottsdale Fashion Square (50%)	04/03/23	3.02%	245,885	—	245,885
Tysons Corner Center (50%)	01/01/24	4.13%	404,749	—	404,749
South Plains Mall (60%)	11/06/25	4.22%	120,000	—	120,000
Twenty Ninth Street (51%)	02/06/26	4.10%	76,500	—	76,500
Country Club Plaza (50%)	04/01/26	3.88%	159,525	—	159,525
Lakewood Center (60%)	06/01/26	4.15%	228,133	—	228,133
Los Cerritos Center (60%)	11/01/27	4.00%	315,000	—	315,000
Arrowhead Towne Center (60%)	02/01/28	4.05%	240,000	—	240,000

Total Fixed Rate Debt for Unconsolidated Assets		4.01%	$2,496,296	$—	$2,496,296

Kierland Commons (50%)(g)	01/02/18	2.53%	$—	$65,916	$65,916
Boulevard Shops (50%)(g)	12/16/18	2.33%	—	9,704	9,704
Estrella Falls, The Market at (40.1%)(g)	02/05/20	2.46%	—	10,291	10,291
Atlas Park (50%)(g)	10/28/20	2.76%	—	23,102	23,102
Pacific Premier Retail LLC (60%)	10/31/22	1.64%	—	60,000	60,000

Total Floating Rate Debt for Unconsolidated Assets		2.23%	$—	$169,013	$169,013

Total Debt for Unconsolidated Assets		3.90%	$2,496,296	$169,013	$2,665,309

Total Debt		3.62%	$5,851,315	$1,237,853	$7,089,168

Percentage to Total			82.54%	17.46%	100.00%

(a)
The debt balances include the unamortized debt premiums/discounts and loan finance costs. Debt premiums/discounts represent the excess of the fair value of debt over the principal value of debt assumed in various acquisitions. Debt premiums/discounts and loan finance costs are amortized into interest expense over the remaining term of the related debt in a manner that approximates the effective interest method. The annual interest rate in the table represents the effective interest rate, including the debt premiums/discounts and loan finance costs.
(b)
This loan matured on November 1, 2015. The Company is negotiating with the loan servicer, which will likely result in a transition of the asset to the loan servicer or a receiver.
(c)
This property is owned by a consolidated joint venture. The above debt balance represents the Company's pro rata share of 50.0%.
(d)
This property is owned by a consolidated joint venture. The above debt balance represents the Company's pro rata share of 50.1%.
(e)
This property is owned by a consolidated joint venture. The above debt balance represents the Company's pro rata share of 84.9%.
(f)
The Company's joint venture entered into a commitment to refinance the existing loan on the property with a $375 million loan that will bear interest at a fixed rate of 3.68% for a twelve-year term.
(g)
The maturity date assumes that all such extension options are fully exercised and that the Company and/or its affiliates do not opt to refinance the debt prior to these dates.

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Development Pipeline Forecast
(Dollars in millions)
as of March 31, 2016

In-Process Developments and Redevelopments:

Property	Project Type	Total Cost(a)(b) at 100%	Ownership %	Total Cost(a)(b) Pro Rata	Pro Rata Capitalized Costs(b) 3/31/2016	Expected Delivery(a)	Stabilized Yield(a)(b)(c)
Broadway Plaza Walnut Creek, CA	Expansion of existing open air center adding 235,000 sf (net) of new shop space to existing 774,000 sf center which is currently anchored by Nordstrom, Neiman Marcus and Macy's. New space created by construction of a more efficient parking structure and the consolidation of stand-alone Macy's Men's Store into a single larger Macy's box. Phase I encompasses demolition of 80,000 sf of existing retail space and construction of 240,000 sf of new retail space for a net increase of 160,000 sf. Phase 2 involves demolition of the existing Macy's Men's building and construction of 75,000 sf of new retail space for a total increase of 235,000 sf of small stores.	* Phase 1 : $265 * Phase 2 : $40	50%	* Phase 1 : $133 * Phase 2 : $20	* Phase 1 : $101 * Phase 2 : $5	* 25% 4Q15 * 50% 2Q16 * 25% 2Q17/2Q18	8%

		Total: $305		Total: $153	Total: $106
Green Acres Commons Valley Stream, NY	335,000 sf two-story retail center anchored by Dicks Sporting Goods, and comprised of box retail stores and outparcels adjacent to Green Acres Mall	$110	100%	$110	$63	4Q16	11%
Fashion Outlets of Philadelphia Philadelphia, PA	Redevelopment of The Gallery in downtown Philadelphia	$305 - $365(d)(e)	50%	$153 - $183(d)(e)	$33	2018	8%(e)

Total In-Process		$720 - $780		$416 - $446	$202

The Macerich Company
Supplemental Financial and Operating Information (Unaudited)
Development Pipeline Forecast
(Dollars in millions)
as of March 31, 2016

Shadow Pipeline of Developments and Redevelopments(f):

Property	Project Type	Total Cost(a)(b) at 100%	Ownership %	Total Cost(a)(b) Pro Rata	Pro Rata Capitalized Costs(b) 3/31/2016	Expected Delivery(a)	Stabilized Yield(a)(b)(c)
Fashion Outlets of San Francisco San Francisco, CA	A 500,000 sf outlet center on the historic site of Candlestick Park	$350	50.1%	$175	$2	2018 - 2019	7% - 9%
Kings Plaza Shopping Center Brooklyn, NY	Major remerchandising and redemising of Sears	$65 - $75	100%	$65 - $75	$2	2017 - 2018	7% - 8%
Paradise Valley Mall Phoenix, AZ	Redevelopment (size TBD) including a theater	TBD	100%	TBD	$1	TBD	TBD
Scottsdale Fashion Square Scottsdale, AZ	Office / Residential / Retail Mixed-use development on 7.5 Acres (former Days Inn)	$250	50%	$125	$1	2018 - 2019	8%
Tysons Corner Center Tysons Corner, VA	Mixed-use Development, Residential Tower with retail ground floor.	$165	50%	$83	$1	2018 - 2019	7% - 8%
Westside Pavilion Los Angeles, CA	Redevelopment of an existing 755,000 sf Center	TBD	100%	TBD	$1	TBD	TBD

Total Shadow Pipeline		$830 - $840		$448 - $458	$8

(a)
Much of this information is estimated and may change from time to time. See the Company's forward-looking disclosure on page 1 for factors that may affect the information provided in this table.

(b)
This excludes GAAP allocations of non cash and indirect costs.

(c)
Stabilized Yield is calculated based on stabilized income after development divided by project direct costs excluding GAAP allocations of non cash and indirect costs.

(d)
This reflects incremental project costs and income subsequent to the Company's $106.8 million investment in July 2014.

(e)
Total Costs are net of $15 million of approved public financing grants that will be a reduction of costs, but do not include additional pending grants totaling $30 million, which if received will further reduce Total Costs to $275 Million to $335 Million.

(f)
This section includes potential developments or redevelopments that the Company is considering. The scope of these projects may change. Average returns are expected to be 7% to 9%. There is no certainty that the Company will develop or redevelop any or all of these potential projects.

The Macerich Company
Corporate Information

Stock Exchange Listing

New York Stock Exchange
Symbol: MAC

        The following table shows high and low sales prices per share of common stock during each quarter in 2016, 2015 and 2014 and dividends per share of common stock declared and paid by quarter:

	Market Quotation per Share		Dividends
Quarter Ended:	High	Low	Declared and Paid
March 31, 2014	$62.41	$55.21	$0.62
June 30, 2014	$68.28	$61.66	$0.62
September 30, 2014	$68.81	$62.62	$0.62
December 31, 2014	$85.55	$63.25	$0.65

March 31, 2015	$95.93	$81.61	$0.65
June 30, 2015	$86.31	$74.51	$0.65
September 30, 2015	$81.52	$71.98	$0.65
December 31, 2015	$86.29	$74.55	$2.68	(a)

March 31, 2016	$82.88	$72.99	$2.68	(a)

(a)
Includes a special dividend of $2.00 per common share paid on December 8, 2015. Separately, the Company also paid a special dividend of $2.00 per common share on January 6, 2016.

Dividend Reinvestment Plan

        Stockholders may automatically reinvest their dividends in additional common stock of the Company through the Direct Investment Program, which also provides for purchase by voluntary cash contributions. For additional information, please contact Computershare Trust Company, N.A. at 800-567-0169.

Corporate Headquarters The Macerich Company 401 Wilshire Boulevard, Suite 700 Santa Monica, California 90401 310-394-6000 www.macerich.com	Transfer Agent Computershare P.O. Box 30170 College Station, TX 77842-3170 800-567-0169 www.computershare.com

Macerich Website

        For an electronic version of our annual report, our SEC filings and documents relating to Corporate Governance, please visit www.macerich.com.

Investor Relations

Jean Wood Vice President, Investor Relations Phone: 424-229-3366 jean.wood@macerich.com	John Perry Senior Vice President, Investor Relations Phone: 424-229-3345 john.perry@macerich.com